                                                                    Exhibit 10.6


                         SERVICE AND LICENSE AGREEMENT
                         -----------------------------

     This Service and License Agreement (this "Agreement") is made and entered into as of June 9, 1997 (the "Effective Date"), by and between National Digital Television, Inc., a Delaware corporation doing business as Headend in the Sky(R) ("HITS") and TVN Entertainment Corporation, a Delaware corporation ("TVN"). HITS and TVN sometimes are referred to collectively in this Agreement as the "Parties" and each individually as a "Party."

                                    Recitals
                                    --------

     A. HITS is the owner of certain computer programs, documentation and related information, including the intellectual property rights pertaining thereto, described on Exhibit A to this Agreement (the "Software"). The primary
                      ---------
function of the Software is to enable remote authorization and deauthorization of General Instruments MPEG2 digital addressable television set-top devices, and set-top devices of other manufacturers that are fully interchangeable with General Instruments MPEG2 digital addressable set-top devices (collectively, "Set-Tops") for the receipt of multichannel video programming.

     B. HITS is in the business of providing addressable set-top services to operators of cable television systems, including the remote authorization and deauthorization of Set-Tops, and utilizes the Software and other proprietary software and technology developed by HITS, or licensed by third parties to HITS, for such purposes.

     C. TVN wishes to obtain authorization and deauthorization services from HITS for TVN's cable television operator affiliates ("TVN Affiliates") for a period of one year, and thereafter obtain a license to use the Software for the purpose of providing authorization and deauthorization services to subscribers of TVN Affiliates.

     D. HITS is willing to provide such authorization and deauthorization services and grant such license to TVN on the terms and conditions stated in this Agreement.

                                   Agreements
                                   ----------

     In consideration of the mutual covenants and promises stated in this Agreement, HITS and TVN agree as follows:

1.   Definitions. As used in this Agreement, the following capitalized terms
     -----------
have the following meanings:

          (a) "Authorization Instructions" means instructions for any Set-Top to mm on or off the reception of one or more video and (if and to the extent the Software is capable of doing so) associated audio programming services that it is capable of receiving.

          (b) "Designated Headends" means cable television system headends that:

                (A) are (i) located in the United States, (ii) operated by a TVN Affiliate, and (iii) not a satellite master antennae television system, multipoint distribution system, multichannel multipoint distribution system, direct broadcast satellite system or direct-to-home satellite C-band or Ku-band receiver, but only to the extent such headends serve subscribers of cable television systems that meet the foregoing criteria; and

                (B) are specified on Exhibit B as amended from time to time, to
                                     ---------
receive through Set-Tops the television programming services to which they have subscribed, including the activation or deactivation of Set-Tops; provided,
                                                                  ---------
however, that TVN may add or delete Designated Headends by giving thirty days'
--------
prior written notice to HITS of additional headends of TVN Affiliates that comply with the requirements of Section 2.3, or of the Designated Headends to be-deleted and the effective date of deletion, upon which Exhibit B
                                                          ---------
automatically shall be amended accordingly. With each such notice, TVN shall deliver such information with respect to such Designated Headends as is required by HITS in order to activate or deactivate them.

          (c) "Documentation" means user manuals and other written materials that relate to particular Object Code, including Maintenance Modifications and Enhancements thereto if, when and to the extent such Maintenance Modifications or Enhancements are delivered to TVN by HITS under this Agreement.

          (d) "Enhancements" means modifications, additions or substitutions, other than Maintenance Modifications, made by HITS to any Object Code or Documentation that accomplish incidental, performance, structural, or functional improvements; and "Basic Enhancements" means Enhancements that result from warranty or maintenance services or that otherwise accomplish incidental, structural, functional, and performance improvements for which HITS does not generally impose a separate charge on its customers.

          (e) "HITS Facilities" means HITS renders such services at the TCI National Digital Television Center, 4100 East Dry Creek Road, Littleton, CO 80122 and HITS' primary satellite transmission facility, 7235 East Titan Road, Littleton, CO 80122.

          (f) "Licensed Materials" means the Object Code and Documentation of the
Software.

          (g) "Maintenance Modifications" means modifications, updates, or revisions made by HITS to any Object Code or Documentation of the Licensed Materials that correct errors, support new releases of operating systems, or support new models of input-output (I/O) devices with which any such Object Code is designed to operate.

          (h) "Object Code" means computer programming code for computer programs in machine-readable form, contained in a medium that permits it to be loaded into and operated on computers. Object Code of the Licensed Materials shall include Maintenance Modifications and Enhancements thereto if, when and to the extent delivered by HITS to TVN under this Agreement.

2.  Interim Provision of Set-Top Authorization Services.
    ----------------------------------------------------

     2.1  Provision of Services. During the period commencing upon that first
          ---------------------
date on which HITS makes Set-Top Authorization Services available to TVN, and ending upon the last day before the first anniversary of such date (the "Interim Services Period"), HITS shall provide to TVN at the HITS Facilities, and TVN shall purchase from HITS, the Set-Top Authorization Services. HITS shall exercise commercially reasonable efforts to make Set-Top Authorization Services available to TVN within 90 days after the Effective Date, subject to TVN providing HITS with an appropriate billing interface and complying with HITS' other technical requirements for HITS' provision of the Set-Top Authorization Services. Following expiration of the Interim Services Period, HITS shall have no responsibility whatsoever to provide any Set-Top Authorization Services, on a transition basis or otherwise.

     2.2  Nature of Services. "Set-Top Authorization Services" provided by HITS
          ------------------
pursuant to this Agreement shall mean and consist only of (i) the receipt by HITS from TVN at the HITS Facilities, through a compatible billing system interface provided by TVN, of Authorization Instructions for TVN's Affiliates' Set-Tops, and (ii) the retransmission by HITS via satellite of such Authorization Instructions to Designated Headends in the form of a data stream. It shall be the responsibility of TVN to take the data stream received from HITS at Designated Headends and convert and deliver the Authorization Instructions received in such data stream to Set-Tops of TVN Affiliates subscribers. HITS may change the satellite or transponders on the existing satellite by which the Interim Services are provided upon at least 60 days' prior written notice to TVN, and TVN shall be responsible for notifying all TVN Affiliates of any such change. Notwithstanding the foregoing, HITS shall not be required to give any prior notice if such a change is required due to a Service Interruption (as defined in Section 11.2) or due to an event of Force Majeure (as defined in
Section 12.11).

     2.3  Equipment Responsibilities. TVN and TVN Affiliates shall be
          --------------------------
responsible for acquiring, installing and maintaining all equipment, software and materials necessary for TVN Affiliates to receive the Authorization Instructions, including all information necessary to transmit Authorization Instructions from Designated Headends and to convert and deliver the Authorization Instructions received in such data stream to their respective subscribers' Set-Tops (including but not limited to all data lines, computers and software required to accomplish the foregoing). Without limiting the foregoing, TVN shall be responsible for providing a billing system interface that is compatible with specifications provided by HITS upon execution of this Agreement, including an appropriate dataline connection to the HITS Facilities. HITS may modify such specifications from time to time to provide for new functionality or correct problems, or in the event of a security breach. TVN shall be responsible for ensuring that TVN Affiliates' equipment (including but not limited to Set-Tops) is capable of receiving and processing Authorization Instructions.

     2.4  Programming Issues. TVN acknowledges that HITS does not purport to
          ------------------
grant to TVN, to any TVN Affiliates or to any of their subscribers, any right to receive or distribute any programming services, and that HITS is acting solely pursuant to instructions received from TVN and TVN Affiliates as to which subscribers of TVN Affiliates are authorized to receive one or more of such programming services. TVN shall be responsible for obtaining, or ensuring that TVN Affiliates shall have obtained, authorizations from programming providers to receive programming services through the Designated Headends and to maintain such authorizations in effect during the Interim Services Period. TVN shall be responsible for requiring that all TVN Affiliates pay when due all subscriber and license fees payable to programming providers with respect to their carriage of programming services delivered by TVN, and the provision of such programming services to their subscribers. HITS shall have no responsibility for reporting of subscriber counts or authorization activity to any programming providers.

3.  License of Software.
    --------------------

     3.1  Grant of License. Subject to the terms, conditions and restrictions
          ----------------
stated in this Agreement, commencing upon the first day after expiration of the Interim Services Period and ending upon the date of expiration or earlier termination of this Agreement (the "License Term"), HITS grants to TVN the nonexclusive, nontransferable right and license (the "License") to use the Licensed Materials for the sole and exclusive basis of issuing Authorization instructions to subscribers (other than Ineligible Subscribers) of TVN Affiliates that are served by Designated Headends.

     3.2  Other Required Software and Authorizations. The License does not
          ------------------------------------------
include any sublicense or other right with respect to any software not described in Exhibit A to this Agreement, nor (absent the consent of the relevant third
   ---------
parties) programming code of third parties incorporated or imbedded in the Object Code of the Licensed Materials ("Imbedded Third Party Software"). TVN acknowledges that (i) software other than the Licensed Materials will be required in order for TVN to be able to issue Authorization Instructions by means of the Licensed Materials, and (ii) the authorization of certain third parties may be necessary for TVN's use of Imbedded Third Party Software. HITS shall advise TVN of any Third Party Software of which it is aware, prior to the commencement of the Licensed Term; TVN shall be responsible for obtaining licenses for its use thereof. It shall be a condition to the effectiveness of the License, and to the obligations of HITS to deliver to TVN a copy of the Software, that those parties owning the Imbedded Third Party Software have granted to HITS all necessary consents and authorizations for the grant of the License and the delivery of the Software to TVN.

     3.3  Delivery of Licensed Materials. On or before the commencement of the
          ------------------------------
License Period, HITS shall deliver to TVN a single copy of the Object Code and Documentation for the Licensed Materials in their then-current form.

     3.4  Location of Licensed Materials; Restricted Use. TVN shall install the
          ----------------------------------------------
Object Code of the Licensed Materials only on a single file server located at 2901 West Alameda,

Burbank, CA 91505, and shall not duplicate or make any copies of the Object Code of the Licensed Materials except copies for backup purposes only. TVN shall not permit any other person or entity to make any use of the Licensed Materials whatsoever.

     3.5  Use of Software. TVN acknowledges that it is solely responsible for
          ---------------
obtaining all hardware, software, equipment and services necessary for it to issue Authorization Instructions by means of the Licensed Materials, and that HITS shall have no obligation to provide any of the foregoing.

4.  Delivery of Maintenance Modifications and Enhancements. During the License
    ------------------------------------------------------
Term, HITS shall deliver to TVN Basic Enhancements and Maintenance Modifications created from time to time with respect to the Object Code and/or Documentation of the Licensed Materials, if, as and when such Basic Enhancements and Maintenance Modifications are developed by HITS. HITS shall have no obligation to deliver any other Enhancements to or versions or releases of, the Software.

5.  Fees and Payments.
    ------------------

     5.1  Calculation of Service and License Fees. TVN shall pay to HITS (i) for
          ---------------------------------------
Set-Top Authorization Services, during the Interim Services Period, and (ii) for the License, for each twelve month period during the License Term ending on an anniversary of the Effective Date (each such period a "License Term Year"), an mount calculated with respect to the number of Set-Tops of TVN Affiliates for each month falling during the Interim Services Period or such License Term Year, as applicable, as follows ("Fees"):

     [*] active Set-Tops             $[*] per month per active Set-Top
     [*] active Set-Tops             $[*] per month per active Set-Top
     [*] active Set-Tops             $[*] per month per active Set-Top
     All Additional active Set-Tops  $[*] per month per active Set-Top

Notwithstanding the foregoing, however, Fees for the Interim Services Period shall not be less than [*] (the "Minimum Interim Services Fee") and for each License Term Year shall not be less than [*] (for each License Term Year, the "Minimum License Fee"). For each calendar month during the term of this Agreement, the number of active Set-Tops of TVN Affiliates shall be equal to the average number of Set-Tops served by Designated Headends during such month.

     5.2  Payment of Service and License Fees.
          ------------------------------------

          (a) On the Effective Date, TVN shall pay [*] of the Minimum Interim Services Fee, and shall pay the balance thereof on the first day of the Interim Services Period. TVN shall pay the Minimum License Fee for each License Term Year in advance, on or before the first day of such License Term Year.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (b) TVN shall pay to HITS the amount, if any, by which the actual amount of Fees for each month during the Interim Services Period exceeds $[*], within ten days after the date of invoice therefor given by HITS following the end of such month. Absent manifest error, HITS' calculation of the number of active Set-Tops on the basis of which such Fees are calculated shall be conclusive.

          (c) Within thirty days after the end of each month during the License Term, TVN shall pay to HITS the amount, if any, by which the actual amount of Fees for such month exceed $[*]. Each such payment shall be accompanied by a written statement, certified by an officer of TVN, stating the total number of active Set-Tops for the month to which such payment relates and the calculation of Fees for that month.

          (d) All amounts not paid when due shall bear interest until paid at the rate of 1.5% per month, or the highest lawful rate, whichever is lower, and all interest or discounting shall be compounded on a monthly basis.

     5.3  Books and Records.
          ------------------

          (a) TVN shall keep and maintain in accordance with generally accepted accounting principles accurate books and records with respect to the number of active Set-Tops of TVN Affiliates. During the term of this Agreement and for a period of two years thereafter, TVN shall make such books and records available to HITS upon reasonable notice for inspection and audit during normal business hours at TVN's offices, any such audit to be performed at HITS' expense unless it reveals that Fees owed by TVN to HITS with respect to the period covered by the audit exceed 105% of the Fees actually paid by TVN, in which ease TVN shall reimburse HITS for its costs and expenses in conducting such audit.

          (b) TVN shall require each TVN Affiliate to provide to TVN, on a monthly basis, the information necessary for TVN to determine the amount of Fees, and to afford TVN the right to audit the books and records relating to such information. From time to time, upon the request of HITS (but not more frequently than once in any six-month period), TVN shall exercise such audit rights and report the results thereof to HITS.

6.  Term and Termination.
    ---------------------

     6.1  Term. This Agreement shall be effective on the Effective Date and,
          ----
unless earlier terminated in accordance with paragraph 6.2, shall continue in effect until the seventh anniversary of the Effective Date (the "Expiration Date"), upon which it shall expire. Notwithstanding the foregoing, however, the Expiration Date may be extended upon the mutual written agreement of HITS and TVN, each in their discretion.

     6.2  Termination. Either party may terminate this Agreement effective upon
          -----------
written notice to the other party: (i) in the event of the insolvency of the other party or the institution of voluntary or involuntary proceedings in bankruptcy or under any other insolvency law, or an

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

arrangement with creditors, or corporate reorganization, receivership or dissolution, of the other party; (ii) in the event the other party fails to pay any amount when due hereunder, and such failure is not cured within ten days after written notice thereof by the non-breaching party to the breaching party; or (iii) other party has breached any other material obligation under this Agreement, or any of its representations or warranties under this Agreement are inaccurate in any material respect, and such breach or inaccuracy is not cured within ten days after written notice thereof by the non-breaching party to the breaching party.

     6.3  Effect of Termination. Termination or expiration of this Agreement
          ---------------------
shall not release either party from any liability arising out of or with respect to periods prior to the effective date of termination. The obligations stated in Articles 6, 7, 8, 9, 10 and 11 of this Agreement shall survive termination or expiration of this Agreement.

     6.4  Termination of the License. The License shall terminate upon
          --------------------------
expiration or termination of this Agreement. Immediately upon expiration or termination of this Agreement, TVN shall cease all use of the Licensed Materials and delete all Licensed Materials from its computers, and immediately shall return to HITS all copies of the Licensed Materials in TVN's possession or control.

7.  Protection of Proprietary Information.
    --------------------------------------

     7.1  No Title to Licensed Materials in TVN. TVN's rights in the Licensed
          -------------------------------------
Materials are limited as described in Article 1, and TVN acquires no ownership of or other title to any of the Licensed Materials by virtue of this Agreement.

     7.2  Reservation of Rights and Acknowledgment. TVN acknowledges that the
          ----------------------------------------
Licensed Materials constitute commercially valuable, proprietary products of HITS, the design and development of which reflect the effort of skilled development experts and the investment of considerable time and money. TVN acknowledges that the Licensed Materials embody substantial trade secrets of HITS, which pursuant to this Agreement are enraged to TVN in confidence, to use only as authorized by this Agreement. HITS reserves and claims all rights and benefits afforded under applicable laws, including federal copyright law, in the Licensed Materials. Any distribution, copying or modification of Licensed Materials not expressly authorized by this Agreement is strictly forbidden.

     7.3  Protection of HITS Trade Secrets; Anti-Piracy Measures.
          -------------------------------------------------------

          (a) TVN shall not at any time disclose or disseminate any of the trade secrets embodied in the Licensed Materials to any other person, firm or organization or to any employee or agent of TVN who does not need to obtain access thereto in connection with TVN's exercise of its rights under this Agreement. TVN shall at all time exercise its best efforts to ensure that all persons afforded access to the Licensed Materials protect HITS' trade secrets against unauthorized use, dissemination or disclosure. TVN shall not reverse engineer, descramble, decode, disassemble or decompile the Object Code of the Licensed Materials, or attempt to do so.

          (b) TVN acknowledges the necessity of preventing unauthorized persons from obtaining access to the Licensed Materials, Authorization Instructions or any trade secrets or other confidential or proprietary information relating thereto, in order to protect against the piracy and other unauthorized use thereof, and of video programming by means thereof, and shall exercise strenuous, diligent, good faith efforts to do so. Without limiting the generality of the foregoing, TVN shall comply with such anti-piracy and other security programs and procedures, if any, as HITS promulgates from time to time.

     7.4  Restricted Rights. The Licensed Materials are provided to TVN with
          -----------------
Restricted Rights. Use, duplication or disclosure by or on behalf of the United States of America, its agencies and/or instrumentalities (the "Government") is subject to the restrictions stated in subparagraph (c)(1)(ii) or the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, or subparagraphs (c)(1) and (2) of the Commercial Computer Software -- Restricted Rights at CFR 52.227-19, and/or the particular department or agency regulations or roles which provide HITS with protection equivalent to or greater than such cited clauses and subparagraphs. TVN shall comply with all requirements of the Government to obtain such Restricted Rights protection. The manufacturer of the Licensed Materials is National Digital Television, Inc., 4100 East Dry Creek Road, Littleton, Colorado 80122.

8.  Representations and Warranties.
    -------------------------------

     8.1  Mutual Representations and Warranties. Each of HITS and TVN represents
          -------------------------------------
and warrants to the other that (i) it has full power and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement;
(ii) the execution, delivery and performance of this Agreement have been authorized by all required action, corporate or otherwise, and do not violate or conflict with any provisions of its charter or bylaws or any of its contractual obligations or requirements of law binding on it; (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and (iv) it has and shall maintain in full force and effect throughout the term of this Agreement, all governmental permits, licenses and authorizations required on its part to perform its obligations under this Agreement.

     8.2  Additional Representations and Warranties of TVN. TVN represents and
          ------------------------------------------------
warrants to HITS that (i) more than fifty percent of its issued and outstanding voting stock is owned, beneficially and of record, by Messrs. Smart Levin and Mr. Arthur Fields and Dr. S. Robert Levine, collectively (the "Controlling Shareholders") (ii) such voting common stock is not subject to any voting trust or other arrangement by which any person or entity other than the record holders thereof has any right to vote such stock, or to any other restrictions on the voting thereof, (iii) no person or entity other than the Controlling Shareholders has (and no one of the Controlling Shareholders has) any rights, contractual or otherwise, to appoint a majority of the board of directors of TVN or otherwise to control the conduct of the affairs of TVN, and (iv) no person or entity other than the Controlling Shareholders holds any rights (conditional or otherwise) to acquire, and TVN is under any obligation (conditional or otherwise) to issue, any voting common stock of TVN, or rights or securities convertible into voting common stock of TVN, the issuance, exercise or conversion of which would cause any representation or warranty stated in clause (i) above to be inaccurate.

9.  Indemnification.
    ----------------

     9.1  Indemnification by TVN. TVN shall indemnify and hold harmless HITS and
          ----------------------
its affiliates, and their respective officers, directors, employees and representatives from and against any and all liability, cost, loss or expense of any kind (including attorneys' fees and costs), based upon, arising out of or relating to: (i) any use by TVN or TVN Affiliates of Set-Top Authorization Services or the Licensed Materials, or any services offered by TVN involving the Set-Top Authorization Services or the use of the Licensed Materials; (ii) any breach or nonperformance by TVN of any of its covenants, obligations, representations or warranties stated in this Agreement; (iii) any claim by any third party relating to failure or interruption of, or defect in, the transmission or reception of Set-Top Authorization Services, unless caused by the gross negligence or willful misconduct of HITS; (iv) all claims of any TVN Affiliates and any subscribers of TVN Affiliates; (v) MPEG-II Royalties attributable to TVN's or any TVN Affiliates' reception, distribution and set-top equipment or programming purchases; and (vi) any claim, demand, or action alleging that the Licensed Materials or the use thereof by TVN within the scope of the License and in accordance with this Agreement, infringes any rights of any third party in any United States copyrights or trademarks, or constitutes a misuse or misappropriation of United States trade secrets of any third party, if the claimed infringement, misuse or misappropriation described in this clause
(vi) arises out of or is based upon (A) the combination, operation or use of the Licensed Materials with other equipment, code, programs or data not approved by HITS, if such infringement, misuse or misappropriation would not have occurred but for such combination, operation or use with such other equipment, code, programs or data; (B) any modification of the Licensed Materials, other than a modification by HITS; or (C) any use of the Licensed Materials outside the scope of the License or otherwise not in accordance with this Agreement.

     9.2  Indemnification by HITS. Subject to the limitation stated in Section
          -----------------------
10.2(a), HITS shall indemnify and hold harmless TVN and its affiliates, and other respective officers, directors, employees and representatives from and against any liability, cost, loss or expense of any kind (including attorneys' fees and costs) arising out of or based on (i) any breach or nonperformance by HITS of any of its covenants, obligations, representations or warranties stated in this Agreement, or (ii) any claim, demand, or action alleging that the Licensed Materials, or the use thereof by TVN within the scope of the License and in accordance with this Agreement, infringes any rights of any third party (other than TVN or any affiliate of TVN) in any United States copyrights or trademarks, or constitutes a misuse or misappropriation of United States trade secrets of any third party (other than TVN or any affiliate of TVN), and, in the case of this clause (ii), defend and pay any costs, damages, or awards of settlement, including court costs, arising out of any such claim, demand, or action. If the Licensed Materials become subject to any such claim, demand or action (or, at HITS' option, are likely to become subject to any such claim, demand or action), HITS shall, at its sole option and expense: (i) procure for TVN the right to continue using the Licensed Materials, or the infringing portion thereof, within the scope of the License and in accordance with this Agreement; (ii) modify the Licensed Materials, or the infringing portion thereof, to be noninfringing; or (iii) terminate the License.

     9.3  Exclusions from HITS Indemnity. Notwithstanding Section 9.2, HITS
          -------------------------------
shall have no obligation under clause (ii) of that Section to the extent that any claim of infringement, misuse or misappropriation is based upon (i) the combination, operation or use of the Licensed Materials with other equipment, code, programs or data not approved by HITS, if such infringement, misuse or misappropriation would not have occurred but for such combination, operation or use with such other equipment, code, programs or data; (ii) any modification of the Licensed Materials, other than a modification by HITS; (iii) any use of the Licensed Materials outside the scope of the License; or (iv) any Third Party Imbedded Software.

     9.4  Sole Remedy. HITS' obligations under Section 9.2 shall be TVN's sole
          -----------
and exclusive remedy in the event of any infringement, misuse or misappropriation or copyrights, trademarks, trade secrets, patents, or any other intellectual or proprietary property rights of third parties.

     9.5  Notification and Defense of Claims. The obligations of HITS under
          ----------------------------------
clause (ii) Section 9.2 are conditioned and contingent upon:

          (a) TVN providing the HITS with prompt written notice of any claim, demand or action for which indemnity is sought, and affording the HITS the opportunity and authorization to defend or settle such claim, demand or action on its own, at its expense, with counsel selected by HITS; and

          (b) TVN cooperating fully with the HITS in the defense or settlement of the indemnified claim, demand or action, at the TVN's expense, such cooperation including (without limitation) making available to HITS all pertinent information in TVN's control.

10.    Remedies and Limitation of Liability.
       -------------------------------------

     10.1  Injunctive Relief. TVN acknowledges that if TVN breaches its
           -----------------
obligations (other than payment obligations) under this Agreement HITS will be irreparably harmed, and that damages will be inadequate to compensate HITS for such breach. Accordingly, without limiting any other right or remedy of HITS for or in respect of such a breach, HITS shall be entitled to mandatory and/or injunctive relief with respect thereto.

     10.2  Limited Remedies.
           -----------------

          (a) HITS SHALL NOT BE LIABLE TO TVN OR ANY OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR INCIDENTAL

DAMAGES ARISING OUT OF THIS AGREEMENT, SET-TOP AUTHORIZATION SERVICES, THE LICENSED MATERIALS, OR ANY USE OR APPLICATION THEREOF, INCLUDING BUT NOT LIMITED TO LOST PROFITS. IN NO EVENT SHALL THE LIABILITY OF HITS UNDER THIS AGREEMENT, OR IN ANY WAY RELATING TO THE SET-TOP AUTHORIZATION SERVICES, THE LICENSED MATERIALS, OR ANY USE OR APPLICATION THEREOF, EXCEED THE AMOUNT OF FEES ACTUALLY PAID BY TVN PURSUANT TO SECTION 5.1 OF THIS AGREEMENT.

          (b) Notwithstanding any contrary provision of this Agreement, HITS shall not be responsible for and shall not be in default of this Agreement as a result of, nor shall it be held liable for any damages, claims, losses, or costs and expenses on account of, any interruption of Set-Top Authorization Services, if such interruption results in whole or in part from any cause beyond HITS's reasonable control, including, without limitation, the following ("Service Interruptions"):

               (i) errors, omissions, delays, or performance problems caused by TVN's, any TVN Affiliate's or another third party's billing system, or by any other equipment of TVN, any TVN Affiliate or any third party, including but not limited to the inability of TVN Affiliates' headends to receive or process Set-Top Authorization Services or to send such services to the set-tops, or the failure of Set-Tops or scrambling/encryption systems deployed by TVN or any TVN Affiliate.

               (ii) the failure of TVN or any TVN Customer to provide HITS with written instructions as to various headend configurations needed for HITS to provide Set-Top Authorization Services, including changes as they occur from time to time;

               (iii) damage to any equipment or interruptions in Set-Top Authorization Services caused by events of Force Majeure;

               (iv) interference from other communications systems, whether licensed or not, that use the same frequency bands as the Set-Top Authorization Services;

               (v) any interruption or out-of-specification performance of any satellite transponders associated with Set-Top Authorization Services;

               (vi) conditions that threaten the safety of operations and maintenance personnel which are beyond the control of HITS;

               (vii) occasional interruptions due to passing of the sun within the beam width of any receiving antenna systems associated with Set-Top Authorization Services during the spring and fall equinox periods;

               (viii) degradation or interruptions of protection systems and degradation or interruption of signals due to protection switching or to scrambler or video protection switching;

               (ix) outage, interruptions or degradations due to rain attenuation of signals;

               (x) interruptions for testing or maintenance and downtime for scheduled backups;

               (xi) any failure of TVN to fulfill its obligations hereunder or to any TVN Affiliates;

               (xii) any compliance by HITS with any action by any court, agency, legislature or other governmental authority that makes it unlawful for HITS to provide the Set-Top Services Authorization or any part thereof in accordance with this Agreement; or

               (xiii) any failure of Licensed Materials to perform, including any bugs or errors in any Licensed Materials.

     10.3  No Warranties.  EXCEPT ONLY AS SPECIFICALLY STATED IN THIS AGREEMENT,
           -------------
HITS MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO SET-TOP AUTHORIZATION SERVICES OR THE LICENSED MATERIALS, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED AND EXCLUDED.

11.  Miscellaneous.
     --------------

     11.1  Taxes. TVN shall pay any and all sales, use, excise or other taxes
           -----
(other than taxes measured on the gross income of HITS) assessed or payable by reason of or with respect to this Agreement and the transactions contemplated hereby.

     11.2  Media Releases. Except for any announcement intended solely for the
           --------------
internal distribution of HITS and TVN, or any disclosure required by legal, accounting, or regulatory requirements (as to which the limitations of Section
11.3 shall apply), all media releases (including but not limited to promotional or marketing material) by HITS and TVN or the respective employees or agents of any of them, which specifically identify HITS or TVN in the context of this Agreement shall be coordinated with and approved in writing by HITS and TVN prior to the release thereof. Such approvals shall not be unreasonably withheld or delayed. Customer and HITS may state, without prior approval, in their promotional and advertising material that the Set-Tops Authorization Services are provided to TVN by HITS.

     11.3  Confidentiality. Each Party to this Agreement agrees that all terms
           ---------------
and conditions of this Agreement and all Proprietary Information (as defined herein) furnished to such Party by the other Party shall be: (i) held in trust and confidence for the disclosing Party; (ii) used only in performance of this Agreement; (iii) not copied (unless required for performance of this Agreement) without permission of the disclosing Party; and (iv) not disclosed to anyone other than employees or agents of a Party to this Agreement who have agreed to hold the Proprietary Information in trust and confidence and who have need to use such Proprietary Information for the purposes of this Agreement. "Proprietary Information" means any ideas, plans or information, including, without limitation, information of a technological or business nature (including but not limited to all trade secrets, technology, intellectual property, data, summaries, reports, or mailing lists, whether written or oral and, if written, however produced or reproduced) which is received by the receiving Party or otherwise disclosed to the receiving Party from or by the disclosing Party, that is marked as confidential or proprietary or bears a marking of like import, or that the disclosing Party states is to be considered proprietary or confidential, or that would logically be considered proprietary or confidential under the circumstances of its disclosure. Information will not be deemed to be Proprietary Information and the receiving Party shall have no obligation with respect thereto, or to any party thereof, to the extent such information (i) is approved by prior written authorization of the disclosing Party for release by the receiving Party; (ii) is disclosed in order to comply with a judicial order issued by a court of competent jurisdiction or with government laws or regulations, in which event the receiving Party shall give prior written notice to the disclosing Party of such disclosure as soon as practicable and shall cooperate with the disclosing Party in using all reasonable efforts to obtain an appropriate protective order or equivalent, provided, that the information shall continue to be Proprietary Information to the extent it is covered by such protective order or equivalent; (iii) become generally available to the public through any means other than a breach by the receiving Party of its obligations under this Agreement; (iv) was in the possession of the receiving Party without obligation of confidentiality prior to receipt or disclosure under this Agreement as evidenced by written records made prior to such receipt or disclosure; or (v) is developed independently by the receiving Party without use of or benefit from any Proprietary Information.

     11.4  Relationship of the Parties. It is expressly understood that the
           ---------------------------
Parties intend by this Agreement to establish the relationship of independent contractors, and do not intend to undertake the relationship of principal and agent or to create a joint venture or partnership between themselves or their respective successors in interest. Neither Party shall have any authority to create or assume, in the name of or on behalf of the other Party any obligation, expressed or implied, nor to act or purport to act as an agent or legally empowered representative of the other Party hereto for any purpose whatsoever.

     11.5  Notices. All notices, requests, demands, applications, services of
           -------
process, and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by telecopy or facsimile transmission, answer back requested, or delivered by courier or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties to this Agreement at the following addresses:

     To HITS:

          National Digital Television
          4100 East Dry Creek Road
          Littleton, CO 80122
          Attention:   Mr. Rich Fickle
          Telephone:   (303) 486-3800
          Telecopy:    (303) 486-3951

     with a copy to:

          Tele-Communications, Inc.
          5619 DTC Parkway
          Englewood, CO 80111
          Attention:   Legal Department
          Telephone:   (303) 267-5500
          Telecopy:    (303) 488-3207

     To TVN:

          2901 West Alameda Avenue
          7th Floor
          Burbank, CA 91505
          Attention:   Mr. Stuart Levin, President
          Telephone:   (818) 846-4886
          Telecopy:    (818) 846-4626

     with a copy to:

          2901 West Alameda Avenue
          7th Floor
          Burbank, CA 91505
          Attention:   Mr. Arthur Fields, Sr. Executive Vice President
          Telephone:   (818) 846-4886
          Telecopy:    (818) 8464626


or to such other address as either party shall have furnished to the other by notice given in accordance with this Section. Such notice shall be effective,
(i) if delivered in person or by courier, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, on the date of transmission unless transmitted after normal business hours, in which case on the following day, (iii) if mailed, upon the date of first attempted delivery.

     11.6  Waiver. No obligation or condition of this Agreement shall be waived
           ------
by either party except by written consent. No act or failure to act shall serve as a waiver. Any right or remedy available to either party shall not be exclusive, unless otherwise provided within this Agreement, and all rights and remedies may be cumulatively enforced.

     11.7  Amendments. No modification of this Agreement shall be binding upon
           ----------
either party unless in writing and signed by both parties.

     11.8  Governing Law. This Agreement shall be construed in accordance with
           -------------
the laws of the State of Colorado and of the United States. The parties stipulate that the preferred foam, venue and court for any legal action taken with regard to this Agreement shall be in the District Court for Arapahoe County, or the United States District Court for the Sate of Colorado, consent to the jurisdiction of such courts, and waive any right to assert that any such court constitutes an inconvenient or improper foam.

     11.9  Assignment. TVN shall not assign any of its rights or delegate any of
           ----------
its duties under this Agreement without the prior written consent of HITS, except (following written notice by TVN to HITS) to an entity controlled by TVN or another entity with respect to which the representations and warranties stated in Section 8.2 are accurate (substituting such other entity for TVN in such representation, in the case of an assignment to such other entity). With the exception of a public offering of the capital stock of TVN following which Mr. Stuart Levin maintains operating control of TVN, any event that would cause the representations and warranties in Section 8.2 not to be tree and accurate on a continuing basis shall constitute an assignment of this Agreement for purposes of this paragraph. Any attempted assignment or delegation without such consent shall be null and void.

     11.10  Attorneys' Fees and Costs. If any suit is brought, or an attorney
            -------------------------
retained to collect any money due under this Agreement, or to collect a judgment for breach of this Agreement, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for attorney's fees, court costs, investigation costs and other related expenses incurred in connection therewith.

     11.11  Force Majeure. Neither Party will be in default or otherwise liable
            -------------
for any delay in or failure of its performance under this Agreement where such delay or failure arises by reason of any act of God, acts of the common enemy, the elements, electrical storms, earthquake, floods, fires or other natural disasters, epidemics, quarantine restrictions, national emergency or war, sabotage, riots, acts of governmental authority, willful or criminal misconduct of third parties, strikes, failure or delay in transportation, freight embargoes or other causes beyond its control ("Force Majeure"); provided that financial inability does not constitute an event of Force Majeure.

     HITS and TVN have caused this Agreement to be executed by their duly authorized representatives or officers as of the day and year first written above.

                              National Digital Television, Inc.
                              dba Headend in the Sky(R)

                              By: /s/ David P. Beddow
                                 -------------------------------------
                                  Name:  David P. Beddow
                                        ------------------------------
                                  Title:  Sr. Vice President
                                         -----------------------------

                              TVN Entertainment Group

                              By:  /s/ Stuart Z. Levin
                                 -------------------------------------
                                  Name:  Stuart Z. Levin
                                        ------------------------------
                                  Title:  President & CEO
                                         -----------------------------

                                  SCHEDULE A

1.  Access Control Database Set-up & Maintenance for cable system headends.

2. General Instrument MPEG II set-top (and those fully compatible) initializations, authorizations, de-authorizations.

3. IRT Provisioning needed for set-top authorizations (i.e., association of services, headend configurations and encryption parameters).

4.  Schedule Management for PPV.

5.  Code Download of set-top firmware, operating systems.

6. The protocol specifications based on DCE for a single TVN billing system interface including ANI functions within limits of current ANI usage by HITS.

7. Ability to establish set-top parameters by headend defaults and control a limited number of parameters controllable through the billing system interface.

8. UNDP functions used to create out-of-band control streams and related encoder interfaces.

9. Impulse pay-per-view capability using store and forward (TVN will be responsible for purchasing, installing, maintaining of Data Collectors at headends which contains software excluded under this agreement).

10. National Provisioning of Prevue Interactive Guide (excludes licenses and data related to the Prevue guide).

NOTE: Excluded features are (but not limited to); Analog addressability (including PPV), non-General Instrument MPEG II digital set-top control, UCS/Encoder control interface, headend monitoring, remote configuration abilities, any DTH specific functions. Also excludes any third party license which includes those associated with General Instrument Corporation, Oracle, Hewlett Packard and others.